Exhibit 99.1
SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2009

		Codes							Fair Value				Change in Book / Adjusted Carrying Value				Interest					Dates
Investment Type	Cusip ID	Code	Foreign	Bond CHAR	NAIC Desig-nation	Actual Cost	Gross Unrealized Gains	Gross Unrealized Losses	Rate Used to Obtain Fair Value	Fair Value	Par Value	Book / Adjusted Carrying Value	Unrealized Valuation Increase / (Decrease)	Current Year's (Amortization) / Accretion	Current Year's Other Than Temporary Impairment Recognized	Total Foreign Exchange Change in Book / Adjusted Carrying Value	Rate of	Effective Rate of	When Paid	Admitted Amount Due and Accrued	Amount Received During Year	Acquired	Maturity
Fixed maturities, available for sale:
Universal Property and Casualty Insurance Company:
US government and agency obligations
US Treasury Note	912828-GZ-7	SD			1	$144,517	$4,571	$-	108.000	$145,800	$135,000	$141,229	$-	$(2,296)	$-	$-	4.625	2.780	JJ	$2,613	$6,244	7/15/2008	7/31/2012
US Treasury Note	912828-KC-3	SD			1	35,169	-	(20)	100.289	35,101	35,000	35,121	-	(48)	-	-	2.000	1.842	FA	264	241	2/19/2009	2/15/2012
US Treasury Inflation Index Bond	912828-LA-6	SD			1	2,911,565	33,051	-	105.089	2,942,497	2,800,000	2,920,114	10,668	(2,119)	-	-	1.875	1.539	JJ	24,555	-	9/29/2009	7/15/2019
US Treasury Inflation Index Bond	912810-PV-4				1	11,363,524	-	(281,765)	98.949	11,082,239	11,200,000	11,372,353	8,350	479	-	-	1.750	1.864	JJ	93,431	-	12/22/2009	1/15/2028
US Treasury Inflation Index Bond	912810-FS-2				1	13,850,426		(339,587)	109.386	13,509,176	12,350,000	13,858,881	10,118	(1,663)			2.000	1.790	JJ	124,279		12/22/2009	1/15/2026
US Treasury Inflation Index Bond	912810-FR-4				1	14,002,547		(323,970)	121.011	13,674,195	11,300,000	14,007,885	9,721	(4,382)			2.375	1.768	JJ	142,184		12/22/2009	1/15/2025

Total US government and agency obligations						$42,307,749	$37,623	$(945,342)		$41,389,008	$37,820,000	$42,335,583	$38,856	$(10,030)	$-	$-				$387,326	$6,484

Total fixed maturities, available for sale						$42,307,749	$37,623	$(945,342)		$41,389,008	$37,820,000	$42,335,583	$38,856	$(10,030)	$-	$-				$387,326	$6,484

Investment Type	Symbol	Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Equity securities:
Universal Property and Casualty Insurance Company
Barclays BK PLC	JJU	06739H-32-1	7,000	$155,696	$66,064	$-	$221,760
EXETER RES CORP	XRA	301835-10-4	50,760	$293,735	$66,661		$360,396
Claymore Gold Bullion Tr Tr Unit	CGL	18385M-21-5	301,800	2,773,230	$72,744	-	2,845,974
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-15-6	290,750	2,919,318	3,883	-	2,923,201
ETF Metal Sec Ltd St Heiler Gold	PHAU:LN	G3204R-10-1	7,500	737,675	77,908	-	815,583
ETFS Cmmdty Secs Ltd Corn	CORN:LN	G3204Q-28-5	360,000	447,588	98,676	-	546,264
ETFS Cmmdty Secs Ltd Wheat	WEAT:LN	G3204Q-22-8	307,800	593,071	81,781	-	674,852
ETFS Gold Tr Shs	SGOL	26922Y-10-5	12,350	1,255,123	96,091	-	1,351,214
ETFS Metal Security ETFS Physical S	PHAG:LN	G3204R-13-5	30,750	501,994	14,145	-	516,139
Freeport-McMoran Copper & Gold Inc	FCX	35671D-85-7	8,250	664,303	-	(1,911)	662,393
Gold Corp Inc New	GG	380956-40-9	15,500	635,672	-	(25,902)	609,770
NEWMONT MINING CORP	NEM	651639-10-6	13,000	690,211		(75,181)	615,030
Horizons Betapro Winter Term Nymex	HNU	44046T-10-0	30,000	237,970	11,630	-	249,600
Walter Energy Inc	WLT	93317Q-10-5	2,125	148,215	11,819	-	160,034
Agnico Eagle Mines Ltd	AEM	008474-10-8	16,400	1,003,610	-	(118,010)	885,600
Anglogold Ashanti Ltd	AU	035128-20-6	2,000	84,410	-	(4,050)	80,360
Barrick Gold Corp	ABX	067901-10-8	17,200	704,065	-	(26,729)	677,336
Silver Wheaton Corp	SLW	828336-10-7	75,800	1,102,132	36,384	-	1,138,516
BHP Billiton Ltd ADR	BHP	088606-10-8	6,250	474,479	4,146	-	478,625
Rio Tinto PLC ADR	RTP	767204-10-0	2,050	423,662	17,887	-	441,550
Direxion Shs ETF Tr DL Y LRG CAP BE	BGZ	25459W-85-4	195,710	4,343,969	-	(995,762)	3,348,207
ETFS Commodity Secs 0% Sec Undtd NT	NICK:LN	0B15KY-21-4	18,600	362,700	50,964		413,664
ETFS Metal Sec ETFS PHYSICAL GOLD	PHAU:LN	0B285Z-72-4	18,300	1,869,312	120,703		1,990,015
ETFS OIL Securities 0% SEC UNDATED	OILB:LN	G673A4-12-3	21,950	990,842	21,053		1,011,895
BARCLAY BK PLC IPATH SHRT ETN	VXX	06740C-52-7	55,250	2,271,797	-	(389,430)	1,882,368
ETFS Commodity Secs Cotton Etc	COTN:LN	0B15KX-T1-7	225,000	368,891	42,860	-	411,750
ETFS Metal Securitie Ltd Palladium	PHPD:LN	G3204R-11-9	107,000	3,635,777	563,973	-	4,199,750
ETFS Metal Securities Ltd Platinum	PHPT:LN	B1VS2W-53-8	19,075	2,383,765	373,907	-	2,757,673
ETFS Silver Tr Silver Shs	SIVR	26922X-10-7	121,000	2,044,473	-	(3,203)	2,041,270
ETFS Metal Secs Physical Silver	PHAG:LN	OB285Z-K5-2	135,800	2,346,613		(77,667)	2,268,946
Julius Baer Inv FD JB Physical GOL	JBGOUA:SW	H4547R-10-4	1,210	1,328,162		(18,034)	1,310,128
Market Vectors ETF Gold Miners	GDX	57060U-10-0	16,700	818,584	-	(46,877)	771,707
Market Vectors ETF TR JR Gold MINE	GDXJ	57060U-58-9	23,500	623,220		(18,330)	604,890
Powershares DB Multi Sector Comm	DBA	73936B-40-8	96,000	2,420,609	117,631	-	2,538,240
Powershares Multi Sector Metals Fd	DBB	73936B-70-5	36,100	775,074	37,176	-	812,250
Swedish Export Credit Corp ETF	RJI	870297-80-1	138,900	984,679	104,297	-	1,088,976
Swedish Expt Cr Corp	RJA	870297-60-3	475,100	3,577,197	195,097	-	3,772,294
Swedish Expt Cr Corp RG Enrgy ETN2	RJN	870297-30-6	270,750	1,630,134	89,128	-	1,719,263
Swedish Expt Cr Corp RG Metal ETN2	RJZ	870297-40-5	69,700	596,091	93,939	-	690,030
United States 12 Month Oil Fnd ETF	USL	91288V-10-3	5,350	201,695	14,766	-	216,461
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-16-4	6,577	58,633	7,492	-	66,124
Zuercher KTBK Gold ETF	ZGLDUS:SW	0B3KZW-54-8	2,280	2,286,460	188,913	-	2,475,373
Zuercher KTBK Palladium ETF	ZPAL:SW	0B1XCL-D8-3	1,838	1,909,332	403,837	-	2,313,169
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-95-4	80	98,641	30,675	-	129,316
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-94-7	1,275	2,172,965	-	(111,997)	2,060,967
Zuercher KZKB Platimum ETF	ZPLA:SW	0B1XCL-H2-2	640	1,383,966	93,838		1,477,804
Zuercher KZKB Platimum ETF	ZPLA:SW	0B1XCL-H3-0	215	369,865	126,585	-	496,450
			3,621,185	$57,699,605	$3,336,653	$(1,913,084)	$59,123,174

Investment Type	Symbol	Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
American Platinum Property and Casualty Insurance Company
Agnico Eagle Mines Ltd	AEM	008474-10-8	500	28,944		(1,944)	27,000
BARCLAY BK PLC IPATH SHRT ETN	VXX	06740C-52-7	2,250	92,980		(16,322)	76,658
Barrick Gold Corp	ABX	067901-10-8	500	18,623	1,068	-	19,690
BHP Billiton Ltd ADR	BHP	088606-10-8	350	26,534	269	-	26,803
Direxion Shs ETF Tr DL Y LRG CAP BE	BGZ	25459W-85-4	5,500	103,326		(9,232)	94,094
Freeport-McMoran Copper & Gold Inc	FCX	35671D-85-7	350	28,140		(39)	28,102
Silver Wheaton Corp	SLW	828336-10-7	3,000	37,488	7,573	-	45,060
Market Vectors ETF Gold Miners	GDX	57060U-10-0	500	21,485	1,620	-	23,105
Market Vectors ETF TR JR Gold MINE	GDXJ	57060U-58-9	500	12,795	75		12,870
Powershares DB Multi Sector Comm	DBA	73936B-40-8	3,500	87,113	5,427	-	92,540
Rio Tinto PLC ADR	RTP	767204-10-0	250	52,165	1,683		53,848
Swedish Export Credit Corp ETF	RJI	870297-80-1	6,300	44,415	4,977	-	49,392
Swedish Expt Cr Corp	RJA	870297-60-3	16,000	122,214	4,826	-	127,040
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-16-4	4,300	42,312	920	-	43,232
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-15-6	2,000	19,790	318		20,108
ETFS Metal Secs Physical Platinum	PHPT:LN	B1VS2W-55-3	750	101,046	7,381		108,428
ETFS Silver Tr Silver Shs	SIVR	26922X-10-7	2,600	45,317	-	(1,455)	43,862
Walter Energy Inc	WLT	93317Q-10-5	650	45,346	3,605		48,952
Zuercher KTBK Palladium ETF	ZPAL:SW	0B1XCL-D8-3	70	74,294	13,803		88,097
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-94-7	60	101,321	-	(4,334)	96,987
Zuercher KZKB Platimum ETF	ZPLA:SW	0B1XCL-H2-2	30	64,730	4,542		69,272
			49,960	$1,170,378	$58,086	$(33,327)	$1,195,137

Investment Type	Symbol	Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Universal Insurance Holdings, Inc.
Equity Securities:
Claymore Gold Bullion Tr Tr Unit	CGL	18385M-21-5	50,175	$441,157	$31,993	$-	$473,150
Claymore Silver Bullion Tr Tr Unit	SVR	18387H-15-6	108,410	1,056,255	33,699	-	1,089,954
Direxion Shs ETF Tr DL Y LRG CAP BE	BGZ	25459W-85-4	57,530	1,236,898		(252,675)	984,223
ETF Metal Sec Ltd St Heiler Gold	PHAU:LN	G3204R-10-1	6,750	663,908	70,117	-	734,025
ETFS Cmmdty Secs Ltd Corn	CORN:LN	G3204Q-28-5	180,000	223,794	49,338	-	273,132
ETFS Cmmdty Secs Ltd Wheat	WEAT:LN	G3204Q-22-8	157,500	304,176	41,143	-	345,319
ETFS Metal Securitie Ltd Palladium	PHPD:LN	G3204R-11-9	11,015	359,656	72,683		432,339
ETFS Gold Tr Shs	SGOL	26922Y-10-5	1,700	170,051	15,946	-	185,997
EXETER RES CORP	XRA	301835-10-4	23,230	135,323	29,610		164,933
Goldcorp Inc New	GG	380956-40-9	1,400	54,687	389	-	55,076
NEWMONT MINING CORP	NEM	651639-10-6	4,000	207,073		(17,833)	189,240
Agnico Eagle Mines Ltd	AEM	008474-10-8	6,500	403,859	-	(52,859)	351,000
Anglogold Ashanti Ltd	AU	035128-20-6	1,000	42,205	-	(2,025)	40,180
BARCLAY BK PLC IPATH SHRT ETN	VXX	06740C-52-7	18,500	759,089		(128,794)	630,295
Barrick Gold Corp	ABX	067901-10-8	4,450	173,630	1,611	-	175,241
Rio Tinto PLC ADR	RTP	767204-10-0	250	52,557	1,290	-	53,848
ETFS Commodity Secs Aluminum	ALUM:LN	0B15KX-N5-4	30,600	122,553	53,091	-	175,644
ETFS Commodity Secs Cotton Etc	COTN:LN	0B15KX-T1-7	72,000	115,973	15,788	-	131,760
ETFS Commodity Secs 0% Sec Undtd NT	NICK:LN	0B15KY-21-4	9,300	181,350	25,482		206,832
ETFS Metal Securities Ltd Platinum	PHPT:LN	B1VS2W-53-8	1,900	251,902	22,781	-	274,683
ETFS Silver Tr Silver Shs	SIVR	26922X-10-7	34,225	536,837	40,538	-	577,376
Julius Baer Invt Fnds ETF Gold	JBGOUA:SW	0B3F8G-34-6	470	496,015	12,877	-	508,893
Market Vectors ETF Gold Miners	GDX	57060U-10-0	5,350	251,403	-	(4,179)	247,224
Market Vectors ETF TR JR Gold MINE	GDXJ	57060U-58-9	6,500	168,998		(1,688)	167,310
Powershares DB Multi Sector Comm	DBA	73936B-40-8	40,500	1,009,807	61,013	-	1,070,820
Powershares Multi Sector Metals Fd	DBB	73936B-70-5	6,000	129,169	5,831	-	135,000
Silver Wheaton Corp	SLW	828336-10-7	11,200	158,344	9,880		168,224
Swedish Expt Credit Corp ETF	RJI	870297-80-1	67,020	473,457	51,979	-	525,437
Swedish Expt Cr Corp	RJA	870297-60-3	223,000	1,650,189	120,431	-	1,770,620
Swedish Expt Cr Corp Rg Enrgy ETN2	RJN	870297-30-6	40,000	219,427	34,573	-	254,000
Swedish Expt Cr Corp Rg Metal ETN2	RJZ	870297-40-5	40,860	349,817	54,697	-	404,514
United States 12 Month Oil Fnd ETF	USL	91288V-10-3	2,600	99,008	6,188	-	105,196
Walter Energy Inc	WLT	93317Q-10-5	625	43,593	3,476		47,069
Zuercher KTBK Gold ETF	ZGLDUS:SW	0B3KZW-54-8	130	123,891	17,249	-	141,140
			1,224,690	$12,666,050	$883,694	$(460,052)	$13,089,692

Total equity securities			4,895,835	$71,536,033	$4,278,432	$(2,406,463)	$73,408,002